Exhibit 10.2

Rayonier

2008 Performance Share Award Program

The number of shares to which a participant could become entitled under the 2008 Performance Share Award Program (the “Program”) can range from 25% to a maximum of 175% of the Target Award depending on Rayonier’s total shareholder return (“TSR”) performance for the three-year Performance Period of January 1, 2008 through December 31, 2010, as compared to the TSR performance of the designated peer group companies for the same period. There will be no payout if results fall below the 4th Quintile performance threshold.

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TSR is defined as stock price appreciation plus the reinvestment of dividends on a quarterly basis. For purposes of performance measurement, TSR shall be the final reported figure as may be adjusted by the Committee for unusual items to avoid distortion in the operation of the Program.

•	TSR over the 3-year period will be calculated by measuring the value of a hypothetical $100 investment in Rayonier shares as compared to an equal investment in each of the peer group companies.

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TSR calculations of stock price appreciation will be the average of the closing prices of Rayonier common shares and that of each of the peer group companies for the 20 trading days preceding the starting and ending dates of the Performance Period.

The final number of shares in an Award will be determined as follows:

•	The TSR performance of Rayonier and the peer group companies will be calculated and Rayonier’s relative performance, on a percentile basis, is determined.

•	The payout percentage of Target Award based on Rayonier’s percentile TSR performance against the peer group companies will be calculated per the following table:

Percentile Rank	Award (Expressed As Percent of Target Award)
80th and Above	175%
51st – 79th	100%, plus 2.5% for each incremental percentile position over the 50th percentile
50th	100%
21st – 49th	25%, plus 2.5% for each incremental percentile position over the 20th percentile
20th	25%
Below 20th	0%

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Payment, if any, is to be made in Rayonier Common Shares, and may be offset, to the extent allowed under applicable regulations, by the number of shares equal in value to the amount needed to cover associated tax liabilities.

•	Payment will be made as soon as practicable following the completion of the Performance Period.

•	Target awards will be prorated in cases of retirement, death, or disability in accordance with Plan provisions.

2008

Performance Share Award Program

(January 1, 2008 – December 31, 2010)

Peer Group Companies

Abitibi/Bowater

Buckeye Technologies

Deltic Timber

Sappi

International Paper

Cousins Properties

Mead/Westvaco

Neenah Paper

TimberWest

Plum Creek

Potlatch Corporation

St. Joe Company

Tembec

Temple Inland

Weyerhaeuser

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